SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2005

GOVERNMENT BACKED TRUST T-1
(Exact name of registrant as specified in its charter or other governing instrument)

State or other jurisdiction of incorporation:
          New York
Commission File Number:
          0-17335
IRS Employer Identification No.:
          13-3544132

c/o JPMorgan Chase Bank
SPV Administration
4 New York Plaza, 6th Floor
New York, New York 10004


Registrant's telephone number, including area code : (212) 623-5644

Item 1. Changes in Control of Registrant.

Not Applicable.

Item  2. Acquisition or Disposition of Assets.

None.

Item  3. Bankruptcy or Receivership.

None.

Item  4. Changes in Registrant's Certifying Accountant.

No Change

Item  5. Other Events.

Semiannual Report to Holders pursuant to the Trust's Declaration of Trust dated as of November 30, 1988. (Attached as Exhibit A).

No other reportable events.

Item  6. Resignations of Registrant's Directors.

Not  Applicable.

Item  7. Financial Statements, Pro Forma Financial Information and Exhibits

Not Applicable.










Exhibits


Semiannual  Report  to  Holders  attached  hereto  as  Exhibit  A .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Government Backed Trust T-1


Date :   November 15, 2005
By:_______Dennis Kildea______
       Assistant Vice President

Exhibit A

JPMORGAN CHASE BANK
(formerly CHASE MANHATTAN BANK)
4 New York Plaza
New  York, New  York  10004
Trustee's  Semiannual  Report

To the Holders of

Government Backed Trust T-1 Zero Coupon Certificates
(Republic of Turkey FMS Refinancing)
            and
Defense Security Assistance Agency
The Pentagon
Washington, DC 20301-2800
Attention of  the Comptroller, DSAA


I. On November 15, 2005, the aggregate amount distributed to the Holders was $84,432,000.00. The portions thereof allocable to principal and interest payments on the Related Note(s) was $75,987,000.00 and to payments from the Securities Trust was $8,445,000.00.

ii. The aggregate Initial Amount of the Certificates issued by such Trust outstanding after such distribution is $1,135,878,000.00.

iii. The unpaid principal amount of the Related Note(s) following such distribution is $788,133,451.71.

iv. The sum of the amount referred to in (i) above, plus the amount paid to the Trustee in respect of the Trustee's fees and expenses was not less than the sum of 90% of the amount required to have been paid by the Borrower on the Related Note(s) on the immediately preceding Note Payment Date plus the payment received from the Securities Trust on the Certificate Payment Date.

No Payment Default has occurred and is continuing since our previous report.

To the best of my knowledge and belief this Semiannual Report is complete and accurate.


By: ____Dennis Kildea______
    Assistant Vice President


Dated as of November 15, 2005
(Tax ID No. 13-3544132)